N E W S   R E L E A S E

TALISMAN ENERGY INC.

CONFERENCE CALL

CALGARY, Alberta – October 30, 2003 – Talisman Energy Inc. has scheduled a telephone conference call for investors and analysts on Tuesday, November 4, 2003 at 11:00 a.m. MST (1:00 p.m. EST) to discuss Talisman’s third quarter results.  Participants will include Dr. Jim Buckee, President and Chief Executive Officer and members of senior management.  Talisman expects to release its third quarter results prior to market open on November 4.

To participate in the conference call, please contact the Talisman Energy Conference Operator at 10:50 a.m. (MST), 10 minutes prior to the conference call.

Conference Operator Dial in Numbers:

1-800-814-4857 (North America)

or

1-416-640-1907 (Local Toronto & International)

A replay of the conference will be available at approximately 3:00 p.m. (MST) on Tuesday November 4, 2003 until 9:59 p.m. Tuesday November 11, 2003.  If you wish to access this replay, please call:

1-877-289-8525 (North America)  passcode  21023209#

or

1-416-640-1917 (Local Toronto & International) passcode  21023209#

Live Internet Audio Broadcast

The conference call will also be broadcast live on the Internet and can be accessed directly by going to the Talisman website (www.talisman-energy.com) and following the links from the home page. Alternatively, you can point your browser to http://events.jetstreammedia.com/main.cfm?castis=530.

A copy of the broadcast will be made available for replay until the end of business on November 11, 2003.

~~  This release is available on Talisman’s Internet Web Site:  WWW.TALISMAN-ENERGY.COM  ~~

Talisman Energy Inc. is a large, independent oil and gas producer, with operations in Canada and, through its subsidiaries, the North Sea, Indonesia, Malaysia, Vietnam, Algeria and the United States.  Talisman's subsidiaries also conduct business in Trinidad, Colombia and Qatar.  Talisman has adopted the International Code of Ethics for Canadian Business and is committed to maintaining high standards of excellence in corporate citizenship and social responsibility wherever its business is conducted.  Talisman's shares are listed on Toronto Stock Exchange in Canada and New York Stock Exchange in the United States under the symbol TLM.

For further information, please contact:

David Mann, Senior Manager, Investor Relations &

  Corporate Communications

Phone:

403-237-1196

Fax:

403-237-1210

E-mail:

tlm@talisman-energy.com

27-03

~~  This release is available on Talisman’s Internet Web Site:  WWW.TALISMAN-ENERGY.COM  ~~